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                                     EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the Statement on Schedule 13D with respect to the common stock of Capital Trust, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 21, 2004     W.R. BERKLEY CORPORATION

                        By: /s/ William R. Berkley
                           --------------------------------
                        Name:  William R. Berkley
                        Title: Chairman of the Board and
                               Chief Executive Officer

Dated: May 21, 2004     ADMIRAL INSURANCE COMPANY

                        By: /s/ Scott R. Barraclough
                           ---------------------------------
                        Name:  Scott R. Barraclough
                        Title: Senior Vice President

Dated: May 21, 2004     BERKLEY INSURANCE COMPANY

                        By: /s/ Eugene G. Ballard
                           --------------------------------
                        Name:  Eugene G. Ballard
                        Title: Senior Vice President

Dated: May 21, 2004     BERKLEY REGIONAL INSURANCE
                        COMPANY

                        By: /s/ Eugene G. Ballard
                           --------------------------------
                        Name:  Eugene G. Ballard
                        Title: Senior Vice President

Dated: May 21, 2004     NAUTILUS INSURANCE COMPANY

                        By: /s/ Thomas M. Kuzma
                           --------------------------------
                        Name:   Thomas M. Kuzma
                        Title:  President and Chief
                                Executive Officer